THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

EDGEWATER FOODS INTERNATONAL, INC.

No.: W-07-01

Number of Shares:

Date of Issuance: February 1, 2007

FOR VALUE RECEIVED, the undersigned, Edgewater Foods International, Inc., a Nevada corporation (together with its successors and assigns, the "Issuer"), hereby certifies that Kitsilano Capital Corp. or its registered assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to  () shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.  Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

1.

Term.  The term of this Warrant shall commence on February 1, 2007 (the “Issuance Date”).

2.

Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a)

Time of Exercise.  The purchase rights represented by this Warrant may be exercised in whole or in part commencing on  and expiring on .

(b)

Method of Exercise.  The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable by certified or official bank check or by wire transfer to an account designated by the Issuer.

(c)

Intentionally Left Blank.

(d)

Issuance of Stock Certificates.  In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Stock is then in effect), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.  Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale and the Issuer and its transfer agent are participating in DTC through the DWAC system.

(e)

Intentionally Left Blank.

(f)

Transferability of Warrant.  Subject to Section 2(h) hereof, this Warrant may be transferred by a Holder with the Issuer’s prior written consent.  If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.  This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange.  All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant thereto.

(g)

Continuing Rights of Holder.  The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(h)

Compliance with Securities Laws.

(i)

The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii)

Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(iii)

The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer.  Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act and the Holder has represented that the Warrant Stock has been or will be sold, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto.  The Issuer will respond to any such notice from a holder within three (3) business days.  In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer.  The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant.  Whenever a certificate representing the Warrant Stock is required to be issued to a the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Stock, the Issuer shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Stock to the Holder by crediting the account of the Holder's Prime Broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Consulting Agreement).  Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale and the Issuer and its transfer agent are participating in DTC through the DWAC system.

(i)

Accredited Investor Status.  In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

3.

Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(a)

Stock Fully Paid.  The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Issuer.  The Issuer shall at all times reserve and keep available out its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor.

(b)

Reservation.  If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified.  If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such

Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed.  The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

(c)

Covenants.  The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment.  Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

(d)

Loss, Theft, Destruction of Warrants.  Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

4.

Fractional Shares.  No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

5.

Definitions.  For the purposes of this Warrant, the following terms have the following meanings:

"Articles of Incorporation" means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified,

supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Board" shall mean the Board of Directors of the Issuer.

"Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

"Common Stock" means the Common Stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

 “Consulting Agreement” means the Consulting Agreement between the Company and the Holder dated February 1, 2007.

"Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

"Holders" mean the Persons who shall from time to time own any Warrant.  The term "Holder" means one of the Holders.

"Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

"Issuer" means Edgewater Foods International, Inc., a Nevada corporation, and its successors.

"Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

"Original Issue Date" means February 1, 2007.

"OTC Bulletin Board" means the over-the-counter electronic bulletin board.

"Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock)

and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Outstanding Common Stock” means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

"Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

"Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security.  "Security" means one of the Securities.

"Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

"Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

"Term" has the meaning specified in Section 1 hereof.

"Trading Day" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"Voting Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

"Warrants" means the Warrants issued and sold pursuant to the Consulting Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

"Warrant Price" means $

.

"Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

"Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

6.

Other Notices.  In case at any time:

(A)

the Issuer shall make any distributions to the holders of Common Stock; or

(B)

the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

(C)

there shall be any reclassification of the Capital Stock of the Issuer; or

(D)

there shall be any capital reorganization by the Issuer; or

(E)

there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

(F)

there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place.  Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be.  Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto.  This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

7.

Amendment and Waiver.  Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 9 without the consent of the Holder of this Warrant.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all holders of the Warrants.

8.

Governing Law; Jurisdiction.  This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted.  The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Issuer and the Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 10 shall affect or limit any right to serve process in any other manner permitted by law.  The Issuer and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Warrant or the Consulting Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The parties hereby waive all rights to a trial by jury.

9.

Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Issuer:

Edgewater Foods International, Inc.

400 Professional Drive, Suite 310

Gaithersburg, Maryland 20879

Attention: Michael Boswell

Tel. No.: (240) 864-0449

Fax No.:  (240) 864-0450

with copies (which copies

shall not constitute notice)

to:

Law Offices of Louis E. Taubman, P.C.
17 State Street, Suite 1610

New York, New York  10004

Attention:  Louis E. Taubman

Tel. No.:  (212) 732-7184

Fax No.:  (212) 202-6380

If to any Holder:

At the address of such Holder set forth on the Consulting Agreement, with copies to Holder’s counsel as set forth on Exhibit A or as specified in writing by such Holder.

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

10.

Warrant Agent.  The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

11.

Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

12.

Modification and Severability.  If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

13.

Headings.  The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

EDGEWATER FOODS INTERNATIONAL, INC.

By:

      Name: Michael Boswell

      Title:   Acting Chief Financial Officer

EXERCISE FORM

WARRANT

EDGEWATER FOODS INTERNATIONAL, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Edgewater Foods International, Inc. covered by the within Warrant.

Dated: _________________

Signature

___________________________

Address

_____________________

_____________________

The Holder is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________

Signature

___________________________

Address

_____________________

_____________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________

Signature

___________________________

Address

_____________________

_____________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.